Certification Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), we, E. Robert Gates, Chairman and Chief Executive Officer, and John C. Miller, President and Chief Operating Officer of All State Properties Holdings, Inc., a Nevada corporation (the “Company”), hereby certify, to the best of our knowledge, that:

(1)	the Company’s Annual Report on Form 10-K/A for the year ended June 30, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 13, 2009

/s/ E. Robert Gates	/s/ John C. Miller_________________
E. Robert Gates	John C. Miller
Chairman and Chief Executive Officer (Principal Executive Officer)	President, Chief Operating Officer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)